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                                                                     Exhibit 4.2

                        SOLARFUN POWER HOLDINGS CO., LTD.
               (Incorporated under the laws of the Cayman Islands)


Name of Company:
SOLARFUN POWER HOLDINGS CO., LTD.

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
Number:                 Number                                                           Ordinary Shares

                                                                                         ---------------

Shares:                                         US$50,000 being the aggregate of
                         (i) 400,000,000 voting Ordinary Shares with a par value of US$0.0001 each; and
                            (ii) 100,000,000 voting convertible Preference Shares with a par value of
                              US$0.0001 each and 100,000,000 of which shall be designated as Series A
                                                       Preference Shares

Issued to:               THIS IS TO CERTIFY THAT ______________________________________________ is the
                         registered holder of _________________________________ Ordinary Shares in the
                         above-named Company subject to the amended and restated memorandum and articles of association thereof.

Dated                    EXECUTED for and on behalf of the Company on _______________ 2006.





                                                                 DIRECTOR
                                                                          -------------------------------

Transferred from:        THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
                         UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THIS SHARES EVIDENCED HEREBY
                         ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED
                         MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY AND A SHAREHOLDERS
                         AGREEMENT DATED AS OF JUNE, 2006, AS AMENDED FROM TIME TO TIME A COPY OF EACH OF
                         WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY. NO TRANSFER OF THE SHARES
                         EVIDENCED HEREBY ARISE SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND
                         CONDITIONS OF THE AFORESAID AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF
                         ASSOCIATION AND SHAREHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.
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